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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM 8-K


                  Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported): July 9, 1997


                         CINERGI PICTURES ENTERTAINMENT INC.

                (Exact name of registrant as specified in its charter)

           DELAWARE                     0-23958             95-4247952
         (State or other               (Commission      (I.R.S. Employer
jurisdiction of Incorporation)       File Number)      Identification No.)


                        2308 BROADWAY, SANTA MONICA, CA      90404
                 (Address of principal executive offices)  (zip code)

          Registrant's telephone number, including area code: (310) 315-6000


                                         N/A
            (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

    ASSIGNMENT AGREEMENT WITH TWENTIETH CENTURY FOX. On July 15, 1997, Cinergi Pictures Entertainment Inc. and its subsidiary, Cinergi Productions N.V.
Inc., (collectively, the "Company") entered into an Assignment Agreement with Twentieth Century Fox Film Corporation to sell to Fox, subject to certain conditions, the Company's rights in DIE HARD WITH A VENGEANCE in exchange for $11,250,000 in cash. Additional information regarding the terms and conditions of the sale of the Company's rights in DIE HARD WITH A VENGEANCE and the provisions of the Assignment Agreement (which is filed herewith as Exhibit 2.1) is contained in the press release filed herewith as Exhibit 99.1 which is incorporated herein by this reference.

    CHANGE IN BENEFICIAL OWNERSHIP OF ANDREW G. VAJNA, CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER OF THE COMPANY. On July 9, 1997, Andrew G. Vajna, Chairman of the Board and Chief Executive Officer of the Company, filed with the Securities and Exchange Commission an amendment to his Schedule 13D indicating that, upon redemption of certain shares in a foreign corporation by such corporation as described below (the "Redemption"), Mr. Vajna will be the beneficial owner (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Rule 13d-3")) of 6,821,318 shares (approximately 50.7%) of the Company's Common Stock. Those 6,821,318 shares include (i) 372,341 shares (the "Proxy Shares") owned by Warren Braverman, the Company's Executive Vice President, Chief Operating Officer and Chief Financial Officer, which Mr. Vajna has the right to vote pursuant to an irrevocable proxy and (ii) 957,446 shares (the "Valdina Shares") owned by Valdina Corporation N.V. ("Valdina") which, upon such Redemption, will be indirectly beneficially owned 99.8% by Mr. Vajna and 0.2% by The Mong Family Trust which benefits certain descendants of Mong Hing Yan, including the son of Mr. Vajna (the "Trust"). Prior to effectiveness of such Redemption, Mr. Vajna beneficially owns (as determined in accordance with Rule 13d-3) 5,863,872 shares (approximately 43.6%) of the Company's Common Stock including the Proxy Shares, but excluding the Valdina Shares as to which Mr. Vajna has disclaimed beneficial ownership because, prior to the Redemption, Valdina is indirectly beneficially owned 49.9% by Mr. Vajna and 50.1% by the Trust and Mr. Vajna does not have voting, investment or dispositive power with respect to the Valdina Shares. On June 27, 1997, Valdina's indirect Dutch parent corporation ("Valdina Parent Corporation"), which was then owned 49.9% by Mr. Vajna and 50.1% by a corporation indirectly wholly owned by the Trust (the "Trust Subsidiary"), acted to redeem substantially all of the interest of the Trust Subsidiary in Valdina Parent Corporation (such Redemption anticipated by Mr. Vajna to be effective within sixty days of June 27, 1997). The consideration for the Redemption was the transfer by Valdina Parent Corporation to the Trust Subsidiary of Valdina Parent Corporation's right and interest in a portion of a pre-existing promissory note originally made by Mr. Vajna in favor of Valdina Parent Corporation in 1995 in an unrelated transaction. The foregoing information was obtained from Mr. Vajna and his Schedule 13D, as amended.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a)  Financial Statements of Business Acquired.

         Not applicable.

    (b)  Pro Forma Financial Information.

         Not applicable.

    (c)  Exhibits.

         The Exhibits listed below are filed as part of this Report.


         EXHIBIT NO.         DESCRIPTION OF EXHIBIT
         -----------         ----------------------

         2.1       Assignment Agreement, dated as of July 14, 1997, between
                      Twentieth Century Fox Film Corporation and Cinergi Pictures Entertainment Inc. and Cinergi Productions N.V. Inc.

         99.1      Press Release issued on July 16, 1997.



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                                      SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CINERGI PICTURES ENTERTAINMENT INC.



Date: July 15, 1997               By:    /s/ Warren Braverman
                                  ---------------------------------------------
                                   Name:    Warren Braverman
                                   Title:   Chief Operating Officer, Chief
                                            Financial Officer and Executive
                                            Vice President







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                                    EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
-----------                         ----------------------

   2.1             Assignment Agreement, dated as of July 14, 1997, between
                      Twentieth Century Fox Film Corporation and Cinergi Pictures Entertainment Inc. and Cinergi Productions N.V. Inc.

   99.1            Press Release issued on July 16, 1997.





















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